Exhibit 99

                 Symbion, Inc. Announces First Quarter Results

     NASHVILLE, Tenn.--(BUSINESS WIRE)--April 26, 2006--Symbion, Inc. (NASDAQ/NM:SMBI):

     Highlights for First Quarter 2006:

     --   Revenues increased 17%;

     -- Earnings per diluted share were $0.21, after a $0.03 impact related to non-cash stock option compensation expense, compared with $0.20 for the first quarter of 2005; and

     --   The Company announces acquisition of 2 facilities.

     Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of short stay surgery centers, announced today results for the first quarter ended March 31, 2006.
     For the first quarter ended March 31, 2006, revenues increased 17% to $72.8 million compared with $62.2 million for the first quarter ended March 31, 2005. Net income for the first quarter of 2006 increased 5% to $4.6 million compared with $4.4 million for the first quarter of 2005. Net income of $4.6 million is after the impact of $644,000 of non-cash stock option compensation expense recorded in accordance with the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." The Company adopted SFAS No. 123(R) on January 1, 2006, therefore no expense was recorded during 2005 related to the Company's non-cash stock option compensation. Earnings per diluted share for the first quarter of 2006 increased $0.01 to $0.21, after the impact of $0.03 per diluted share related to the Company's non-cash stock option compensation, compared with $0.20 for the first quarter of 2005. In addition, the first quarter results also reflect a gain of $0.01 per diluted share related to a litigation settlement and insurance proceeds related to the hurricanes that affected the Company during the third quarter of 2005. EBITDA increased 12% to $12.7 million for the first quarter of 2006, after $1.1 million related to the Company's non-cash stock option compensation expense, compared with $11.3 million for the first quarter of 2005.
     Same store net patient service revenues for the first quarter of 2006 increased 5% compared with the same period in 2005. At March 31, 2006, the Company's outstanding indebtedness was $110.0 million with a ratio of debt to total capitalization of 29%.
     Commenting on the first quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "The first quarter results met our expectations and put us on target to achieve our earnings per share targets for full year 2006. We continue to integrate recent acquisitions into our system, and we are focused on adding new services that will drive organic growth. We are excited about 2006 and believe that the Company is on track for another outstanding year."
     The Company confirmed its guidance for 2006 of revenues in the range of $300 million to $305 million and updated its earnings per diluted share guidance to a range of $0.88 to $0.91 after reflecting the estimated expense of $0.11 per diluted share from the Company's implementation on January 1, 2006, of SFAS No. 123(R). The Company continues to anticipate same store net patient service revenue growth of 5% to 8% over 2005. The Company's guidance does not include the impact from 2006 acquisitions.
     On March 1, 2006, the Company acquired a majority interest and consolidating position in Cypress Surgery Center, LLC, a multi-specialty ambulatory surgery center located in Wichita, Kansas. Cypress Surgery Center, with six operating rooms and two special procedure rooms, began operations in July 2000. On April 1, 2006, the Company acquired a majority interest and consolidating position in The Center for Special Surgery, LLC, a multi-specialty ambulatory surgery center located in Greenville, South Carolina. The Center for Special Surgery, LLC began operations in September 2002 and includes two operating rooms and one minor procedure room.
     In closing, Mr. Francis added, "We continue to evaluate potential acquisitions and de novo opportunities in what we consider to be a very active pipeline. There are ample opportunities to allow us to be very selective and achieve our 2006 development goals of three to four acquisitions and three to four de novos. We are very pleased with our development progress in 2006."
     The live broadcast of Symbion's first quarter 2006 conference call will begin at 10:00 a.m. Eastern Time on April 27, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.earnings.com.
     As of April 26, 2006, the Company owned and operated a network of 62 short stay surgery centers in 23 states, including the Company's April 1, 2006, acquisition of the surgery center located in Greenville, South Carolina. Symbion, Inc., is headquartered in Nashville, Tennessee. The Company's surgery centers provide non-emergency surgical procedures across many specialties.
     This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and future legislation, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and
(xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


                             SYMBION, INC.
       Unaudited Condensed Consolidated Statement of Operations
               (in thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------

Revenues                                            $72,769   $62,179
Operating expenses:
 Salaries and benefits, after $79
  and $0, respectively, of non-cash
  stock based compensation expense                   19,506    16,008
 Supplies                                            13,926    11,453
 Professional and medical fees                        3,364     3,319
 Rent and lease expense                               4,717     3,830
 Other operating expenses                             4,920     4,588
                                                   --------  --------
   Cost of revenues                                  46,433    39,198
 General and administrative expense,
  after $1,013 and $0, respectively,
  of non-cash stock based
  compensation expense                                6,538     5,402
 Depreciation and amortization                        3,745     3,146
 Provision for doubtful accounts                        643       714
 Income on equity investments                          (245)     (284)
 Impairment and loss on disposal
  of long-lived assets                                   39       109
 Gain on sale of long-lived assets                       --      (241)
 Proceeds from insurance settlement                    (410)       --
 Proceeds from litigation settlement                   (588)       --
                                                   --------  --------
   Total operating expenses                          56,155    48,044
                                                   --------  --------
Operating income                                     16,614    14,135
 Minority interests in income
  of consolidated subsidiaries                       (7,675)   (5,969)
 Interest expense, net                               (1,497)   (1,034)
                                                   --------  --------
Income before income taxes                            7,442     7,132
Provision for income taxes                            2,865     2,746
                                                   --------  --------
Net income                                           $4,577    $4,386
                                                   ========  ========

Net income per share:
 Basic                                                $0.21     $0.21
                                                   ========  ========
 Diluted                                              $0.21     $0.20
                                                   ========  ========

Weighted average number of common shares
 outstanding and common equivalent shares:
  Basic                                              21,461    21,119
  Diluted                                            22,135    21,775

                             SYMBION, INC.
                 Condensed Consolidated Balance Sheets
                        (dollars in thousands)

                                                   March 31, Dec. 31,
                                                     2006      2005
                                                   --------  --------
                                                 (Unaudited) (Audited)
                                ASSETS

Current assets:
 Cash and cash equivalents                          $27,040   $28,434
 Accounts receivable, less
  allowance for doubtful accounts                    33,432    32,487
 Inventories                                          7,802     7,572
 Prepaid expenses and other current assets            9,264     8,002
                                                   --------  --------
   Total current assets                              77,538    76,495
Property and equipment, net of
 accumulated depreciation                            74,169    73,410
Goodwill                                            280,714   268,312
Other intangible assets, net                            576       650
Investments in and advances to affiliates            13,829    13,770
Other assets                                          4,280     3,741
                                                   --------  --------

Total assets                                       $451,106  $436,378
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                    $4,997    $6,727
 Accrued payroll and benefits                         6,493     8,680
 Other accrued expenses                              12,314    10,957
 Current maturities of long-term debt                 1,306     1,347
                                                   --------  --------
   Total current liabilities                         25,110    27,711
Long-term debt, less current maturities             108,687   101,969
Other liabilities                                    20,665    17,845
Minority interests                                   30,082    28,795
Total stockholders' equity                          266,562   260,058
                                                   --------  --------

Total liabilities and stockholders' equity         $451,106  $436,378
                                                   ========  ========

                             SYMBION, INC.
                      Supplemental Operating Data
      (dollars in thousands, except per case and per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Same store statistics (1):
Cases                                                56,780    54,985
Cases percentage growth                                 3.3%      N/A
Net patient service revenue per case                 $1,193    $1,169
Net patient service revenue
 per case percentage growth                             2.1%      N/A
Number of same store surgery centers                     44       N/A

Consolidated Statistics:
Cases                                                56,456    50,413
Cases percentage growth                                12.0%      N/A
Net patient service revenue per case                 $1,219    $1,171
Net patient service revenue
 per case percentage growth                             4.0%      N/A
Number of surgery centers operated
 as of end of period (2)                                 61        56
Number of states in which the Company
 operates surgery centers                                22        21

Revenues:
Net patient service revenues                        $68,811   $59,057
Physician service revenues                            1,140     1,044
Other service revenues                                2,818     2,078
                                                   --------  --------
Total revenues                                      $72,769   $62,179
                                                   ========  ========

Cash flow information:
Net cash provided by operating activities            $6,734    $6,708
Net cash used in investing activities               (15,050)   (8,439)
Net cash provided by financing activities             6,922     2,134

Other information:
EBITDA,(3) after $1,092 and $0, respectively,
 of non-cash stock compensation expense             $12,684   $11,312

(1) For purposes of this release, the Company defines same store facilities as those centers that the Company owned an interest in and managed throughout both of the respective periods shown or those centers opened in a market in which the Company already has a presence. Same store facilities include centers that the Company does not consolidate for financial reporting purposes.

(2) The data for 2006 and 2005 includes nine surgery centers that the Company managed but in which it did not have an ownership interest.

(3) When the Company uses the term "EBITDA", it is referring to net income plus (a) income tax expense, (b) interest expense, net and
     (c) depreciation and amortization. The Company's calculation of EBITDA is after minority interests expense. Minority interests expense represents the interests of third parties, such as physicians, hospitals and other health care providers, that own interests in surgery centers that we consolidate for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but one of the Company's centers. The Company believes that it is helpful to investors to present EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests.

     The Company uses EBITDA as a measure of liquidity. The Company has included it because the Company believes that it provides investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA is not comparable to the EBITDA measure the Company has used in certain prior periods but is consistent with the measure EBITDA less minority interests previously reported. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.

     The following table reconciles EBITDA to net cash provided by operating activities:

                                                   Three Months Ended
     (in thousands)                                     March 31,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
     EBITDA                                         $12,684   $11,312
      Depreciation and amortization                  (3,745)   (3,146)
      Interest expense, net                          (1,497)   (1,034)
      Income taxes                                   (2,865)   (2,746)
                                                   --------  --------
     Net income                                       4,577     4,386
      Depreciation and amortization                   3,745     3,146
      Non-cash compensation expense                   1,092      --
      Non-cash gains and losses                        (711)     (132)
      Minority interests in income
      of consolidated subsidiaries                   7,675     5,969
      Income taxes                                    2,865     2,746
      Distributions to minority partners             (6,072)   (4,734)
      Income on equity investments                     (245)     (284)
      Provision for doubtful accounts                   643       714
      Changes in operating assets and
       liabilities, net of effects of
       acquisitions and dispositions:
        Accounts receivable                            (661)     (415)
        Other assets and liabilities                 (6,174)   (4,688)
                                                   --------  --------
     Net cash provided by operating activities       $6,734    $6,708
                                                   ========  ========


     CONTACT: Symbion, Inc.
              Kenneth C. Mitchell, 615-234-5904